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                                                      April ___, 1999

State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110


Ladies and Gentlemen:

      This Letter of Acceptance executed by and among The Burnham Fund, Inc., Burnham Investors Trust and State Street Bank and Trust Company concerns the transfer of certain rights and obligations under the Transfer Agency and Service Agreement between State Street Bank and Trust Company (the "Transfer Agent") and The Burnham Fund, Inc., a Maryland corporation (the "Corporation"), dated ____________, 1989 (the "Agreement") by the Corporation to Burnham Investors Trust, a Delaware business trust (the "Trust").

      The Trust hereby agrees to assume all of the Corporation's rights and obligations under the Agreement and all modifications and amendments thereof, as attached in Exhibit A.

      The Transfer Agent consents to the transfer and agrees to continue the performance of all of the terms, covenants and conditions of the Agreement and all modifications and amendments thereof, as if the Trust had originally signed and was a party to the Agreement.

Accepted,

THE BURNHAM FUND, INC.

By:__________________________________

Name:_________________________________

Title:________________________________

Date:_________________________________





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BURNHAM INVESTORS TRUST

By:__________________________________

Name:________________________________

Title:_______________________________

Date:________________________________


STATE STREET BANK AND TRUST COMPANY

By:__________________________________

Name:________________________________

Title:_______________________________

Date:________________________________


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